Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Medium Term Tax Free Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

         For           Against          Abstain        Broker Non-Votes*
         ---           -------          -------        -----------------

      34,146,643       992,978         1,411,981               0

2.    To elect Trustees.

                                                     Number of Votes:
                                                     ----------------

                      Trustee                 For                      Withheld
                      -------                 ---                      --------

         Henry P. Becton, Jr.              35,706,563                  845,040

         Dawn-Marie Driscoll               35,688,029                  863,574

         Peter B. Freeman                  35,668,028                  880,589

         George M. Lovejoy, Jr.            35,701,310                  847,307

         Dr. Wesley W. Marple, Jr.         35,693,383                  855,233

         Daniel Pierce                     35,678,944                  869,672

         Kathryn L. Quirk                  35,673,391                  875,226

         Jean C. Tempel                    35,687,008                  861,609


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For             Against         Abstain         Broker Non-Votes*
         ---             -------         -------         -----------------

      31,619,740        1,897,855       2,018,591            1,015,417


                     29 - Scudder Medium Term Tax Free Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For             Against         Abstain        Broker Non-Votes*
         ---             -------         -------        -----------------

      32,674,620        1,611,944       2,071,556            864,116

5. To approve the revision of certain fundamental investment policies.


                                                                          Number of Votes:
                                                                          ----------------

             Fundamental Policies                      For            Against           Abstain           Broker
             --------------------                      ---            -------           -------           ------
                                                                                                        Non-Votes*

      5.1   Diversification                        31,463,249        1,859,992         2,212,944        1,015,417

      5.2   Borrowing                              31,338,098        1,985,048         2,213,039        1,015,417

      5.3   Senior securities                      31,465,885        1,878,369         2,191,931        1,015,417

      5.4   Concentration                          31,408,289        1,931,780         2,196,117        1,015,417

      5.5   Loans                                  31,381,163        1,940,837         2,214,186        1,015,417

      5.6   Underwriting of securities             31,471,982        1,863,023         2,201,180        1,015,417

      5.7   Investment in real estate              31,463,417        1,872,508         2,200,260        1,015,417

      5.8   Purchase of physical commodities       31,463,230        1,879,984         2,192,972        1,015,417

      5.9   Investment in California municipal         N/A              N/A               N/A              N/A
            securities

      5.10  Investment in municipal securities     31,500,446        1,841,491         2,194,248        1,015,417

      5.11  Investment in Massachusetts                N/A              N/A               N/A              N/A
            municipal securities

      5.12  Investment in New York municipal           N/A              N/A               N/A              N/A
            securities

      5.13  Investment in Ohio municipal               N/A              N/A               N/A              N/A
            securities

      5.14  Investment in Pennsylvania                 N/A              N/A               N/A              N/A
            municipal securities


                     30 - Scudder Medium Term Tax Free Fund

      5.15  Investment in short-term municipal         N/A              N/A               N/A              N/A
            securities

      5.16  Elimination of tax diversification         N/A              N/A               N/A              N/A

      5.17  Purchases of voting securities         31,408,077        1,932,493         2,195,616        1,015,417

      5.18  Affiliated transactions                31,401,909        1,918,815         2,215,462        1,015,417

      5.19  Disclosed practices                        N/A              N/A               N/A              N/A

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.

                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

        35,070,971                  386,642                   1,091,002

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                     31 - Scudder Medium Term Tax Free Fund